*Certain portions of this exhibit (indicated by "[***]") have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

_________________
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 27th day of March, 2023 by and between (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank), and (b) (i) OWLET BABY CARE, INC., a Delaware corporation (“Owlet Baby Care”), and (ii) OWLET, INC., a Delaware corporation (“Owlet”, and together with Owlet Baby Care, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of November 23, 2022 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement (i) defer certain payments of principal, (ii) waive the Stated Events of Default (defined below) and (iii) to make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so defer, waive, and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Deferral of Principal Payments. Notwithstanding anything to the contrary contained in Section 1.2(b) of the Loan Agreement, subject to the conditions precedent set forth in Section 12 below, the payment of principal (not interest) due on account of the Term Loan Advances on March 1, 2023, through and including August 1, 2023 shall be deferred (not waived). Commencing on September 1, 2023, and continuing on each Payment Date thereafter through and including April 1, 2024, Borrower shall repay the outstanding principal balance of the Term Loan Advances in equal monthly payments of $500,000.00 plus monthly payments of accrued interest at the rate set forth in Section 1.4(b)(ii) of the Loan Agreement. Borrower shall at all times continue to make monthly payments of accrued interest as and when due under the Loan Agreement. All outstanding principal (including the unpaid principal deferred hereunder) and accrued and unpaid interest under the Term Loan Advances, and all other outstanding Obligations in connection with the Term Loan Advances are due and payable on the earlier of the Term Loan Maturity Date and the occurrence of an Event of Default. Upon the satisfaction of the conditions precedent set forth below, Bank will refund to Borrower the payment made by Borrower prior to the date hereof on account of the principal payment due on March 1, 2023 under the Loan Agreement in effect prior to the First Amendment Effective Date.
3.Amendments to Loan Agreement.

3.1Section 1.5 (Anniversary Fee). Section 1.5 of the Loan Agreement is amended by deleting subsection (d) thereof (Anniversary Fee) and replacing it with the following:

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“    (d)    [Reserved].”

3.2Section 4.3 (Accounts Receivable; Inventory). Section 4.3 of the Loan Agreement is amended by deleting subsection (c) thereof and replacing it with the following:

“    (c)    For any item of Inventory consisting of Eligible Inventory in any Borrowing Base Statement, such Inventory:

(i)consists of finished goods in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of any products which are in beta testing, any products for which Borrower has submitted an application for, intends to submit an application for, or is required to obtain, de novo approval from the FDA, but has not yet received such de novo approval (e.g., Babystat, Belly Band, etc.), demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; provided, however, that with respect to the Warehouse Inventory, the Inventory only consists of either (i) finished goods (e.g., Smart Sock (but only to the extent to be sold outside of the United States), Dream Sock, Duo, Base Station, Toddler Camera, Belly Band, etc.) or (ii) refurbished units so long as such refurbished units do not constitute more than five percent (5%) of the Eligible Inventory portion of the Borrowing Base;

(ii)meets all applicable governmental standards;

(iii)has been manufactured in compliance with the Fair Labor
Standards Act;

(iv)is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents;

(v)is either (x) located at a warehouse premise located in the Westlake, Texas area identified by Borrower in the Perfection Certificate for which Bank has received a bailee agreement in form and substance satisfactory to Bank signed by the bailee (“Warehouse Inventory”), (y) in transit (“In-Transit Inventory”) and insured by freight insurance (i.e., in transit or cargo insurance) and property policies with a lender’s loss payable endorsement showing Bank as the sole lender loss payee, or (z) Inventory that is not Warehouse Inventory or In-Transit Inventory, is located in the United States at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 6.2) with respect to which Bank has received a fully-executed satisfactory landlord’s consent or bailee’s waiver, and is otherwise acceptable to Bank in its sole and exclusive discretion; and

(vi)with respect to (A) the Warehouse Inventory, (i) through December 31, 2023, is aged less than 12 months, and (ii) at all times after December 31, 2023, is aged less than 120 days; (B) the In-Transit Inventory, is in transit for no more than 45 days; and (C) all other Inventory, is aged less than 120 days or such other period approved by Bank in writing in its sole discretion.”

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1.1Section 5.4 (Accounts Receivable). Section 5.4 of the Loan Agreement is amended by deleting subsection (c) thereof and replacing it with the following:

“    (c) Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts). Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

1.2Section 5.10 (Financial Covenants). Section 5.10 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

“    5.10 Financial Covenants

(a)Minimum Liquidity. Borrower shall maintain at all times, to be tested as of the last day of each month, Liquidity greater than $15,000,000.00 from March 31, 2023, and at all times thereafter.

(b)Adjusted EBITDA. Borrower shall maintain, measured as of the end of each fiscal quarter during the following periods, Adjusted EBITDA of at least the following:
Fiscal Quarter    Minimum Adjusted EBITDA
Ending March 31, 2023    [***]

Ending June 30, 2023    [***]

Ending September 30, 2023    [***]

Ending December 31, 2023 and each fiscal quarter thereafter

[***]

1.3Section 12.2 (Definitions). The definition of “Eligible Accounts” in Section 12.2 of the Loan Agreement shall be amended by deleting subsection (e) and inserting the following as new subsection (e) thereof:

“    (e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States, or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Bank in writing, provided, however, that, notwithstanding anything to the contrary contained in this definition, the following Accounts shall be included in the definition of Eligible Accounts unless

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otherwise excluded by another provision in the definition of Eligible Accounts or by Bank in Bank’s commercially reasonable discretion: Accounts owing from (i) Account Debtors with a principal place of business in Canada (other than the Province of Quebec), and which Accounts are collected through the Cash Collateral Account, to the extent that the aggregate balance of such Accounts does not exceed $500,000.00; (ii) Danish By Design to the extent that the aggregate balance of such Accounts does not exceed $1,500,000.00;
(iii) Cheeky Rascals to the extent that the aggregate balance of such Accounts does not exceed $1,000,000.00; (iv) Pattern UK, Pattern EU, Pattern Canada, Pattern UAE, and Pattern AU to the extent that the aggregate balance of such Accounts does not exceed
$1,000,000.00; (v) Klein AG to the extent that the aggregate balance of such Accounts does not exceed $500,000.00; (vi) Certus Mercatus to the extent that the aggregate balance of such Accounts does not exceed $300,000.00; and (vii) Reirei to the extent that the aggregate balance of such Accounts does not exceed $300,000.00;”

1.4Section 12.2 (Definitions). The definition of “Eligible Accounts” in Section 12.2 of the Loan Agreement shall be amended by deleting subsection (y) and inserting the following as new subsection (y) thereof:

“    “(y) Accounts owing from BuyBuy Baby (provided that all Accounts owing from BuyBuy Baby shall automatically be excluded from Eligible Accounts in the event that an Insolvency Proceeding is commenced by or against BuyBuy Baby or its direct or indirect parent), Target, Amazon, Walmart, Sam’s Club, Costco, Best Buy, and Kaspien whose total obligations to Borrower exceed 45.0% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;”

1.5Section 12.2 (Definitions). The following terms and their respective definitions set forth in Section 12.2 of the Loan Agreement are amended in their entirety and replaced with the following:

“    “Eligible Inventory” means (i) finished goods held in the Westlake, TX warehouse (for which Bank has signed a bailee agreement), that (a) through December 31, 2023, are aged less than 12 months, and (b) at all times after December 31, 2023, are aged less than 120 days, (ii) finished goods less than 45 days in transit (for which Bank has been named loss payee), and (iii) finished goods not covered by subsections (i) or (ii) above that are subject to a first priority perfected Lien in favor of Bank that meets all of Borrower’s representations and warranties in Section 4.3(c), and are otherwise acceptable to Bank in all respects. Borrower shall deliver an inventory appraisal as of the last day of each calendar year, or as more frequently required by Bank in its sole discretion, conducted by a firm satisfactory to Bank in all respects. Notwithstanding anything to the contrary contained in this Agreement, the total amount of Eligible Inventory shall not exceed
$5,000,000.00. Unless Bank otherwise agrees in writing, Eligible Inventory shall not include:

obtained; and
(a)
Inventory requiring FDA approval, until such approval is

(b)Refurbished units of Inventory in excess of five percent (5.00%)
all Eligible Inventory.”

“    “Warrant” means, individually and collectively, (a) Warrant to Purchase Common Stock dated as of February 14, 2017 executed by Owlet in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January

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19, 2021 by and between Owlet and SVB Financial Group, (b) the Warrant to Purchase Common Stock dated as of October 25, 2018 executed by Owlet in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Owlet and SVB Financial Group, (c) the Warrant to Purchase Common Stock dated as of March 27, 2019 executed by Owlet in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Owlet and SVB Financial Group, (d) the Warrant to Purchase Common Stock dated as of the July 24, 2019 executed by Owlet in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Owlet and SVB Financial Group, (e) Warrant to Purchase Common Stock dated as of April 22, 2020 between Owlet and Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Owlet and SVB Financial Group, and (f) Warrant to Purchase Stock dated as of the First Amendment Effective Date between Owlet and Bank, each as may be further assigned, amended, modified, supplemented and/or restated from time to time.”

1.6Section 12.2 (Definitions). Section 12.2 of the Loan Agreement is amended by inserting the following new terms and their definitions to appear alphabetically therein:

“    “Adjusted EBITDA” shall mean (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock compensation expense, and (v) non-recurring transaction expenses associated with raising preferred equity in an aggregated amount not to exceed $1,000,000.00 at any given time.”

“    “First Amendment Effective Date” is March 27, 2023.”

“    “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

1.7Schedule I (Section 12.2 – Prime Rate Margin). The reference to the Loan Agreement provision for Section 12.2 in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:

“    “Prime Rate Margin” is (a) for Advances, two and one-quarter of one percent (2.25%), and (b) for Term Loan Advances, three and one-half of one percent (3.50%).”

1.8Schedule I (Section 12.2 – Revolving Line). The reference to the Loan Agreement provision for Section 12.2 in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:

“    “Revolving Line” is an aggregate principal amount equal to $10,000,000.00.”

1.9Schedule I (Section 12.2 – Term Loan Maturity Date). The reference to the Loan Agreement provision for Section 12.2 in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:
“    “Term Loan Maturity Date” is October 1, 2024.”

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1.10Exhibit A (Compliance Statement). The Compliance Statement appearing as Exhibit A to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule I hereto.

4.Acknowledgment of Default; Waiver. Borrower acknowledges and agrees that it is currently in default under the Loan Agreement as a result of (a) (i) Borrower’s failure to comply with the Minimum Liquidity covenant contained in Section 5.10(a) of the Loan Agreement for the testing period ending January 31, 2023, (ii) Borrower’s failure to comply with the Minimum Net Revenue covenant contained in Section 5.10(b) of the Loan Agreement for the quarter ending December 31, 2022 and (iii) Borrower’s failure to comply with the Minimum Liquidity covenant contained in Section 5.10(a) of the Loan Agreement for the testing period ending February 28, 2023 (the “Stated Events of Default”). As a result of the Stated Events of Default, Bank has the right to declare all Obligations due and payable in full and to pursue its rights and remedies pursuant to the Loan Agreement (including, without limitation, collection of interest accrued at the Default Rate), applicable law, or otherwise. Notwithstanding the foregoing, subject to the satisfaction of the conditions precedent set forth in Section 12 below, Bank shall, without further action, waive the Stated Events of Default. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its other rights and remedies pursuant to the Loan Documents, applicable law or otherwise. This Amendment shall only constitute an agreement by Bank to waive its rights and remedies with respect to the Stated Events of Default upon the terms and conditions set forth herein.

5.Limitation of Amendments.

5.1The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.Release by Borrower.

6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

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6.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Amendment are contractual and not a mere recital.

(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.Due Authorization. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that it has the power and due authority to execute and deliver this Amendment.

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8.Waiver Fee; Deferral Fee; Bank Expenses. In addition to the other fees due to Bank under the Loan Documents, in consideration of Bank’s agreements hereunder, Borrower shall pay to Bank
(a)a fully earned, non-refundable waiver fee in the amount of $50,000.00 (the “Waiver Fee”), which shall be due and payable on the First Amendment Effective Date, and (b) a fully earned, non-refundable deferral fee in the amount of [***] (the “Deferral Fee”), payment of which shall be deferred until the earliest to occur of (i) an Event of Default, (ii) the Term Loan Maturity Date, and (iii) the repayment of the Obligations in full. Borrower shall also reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.

9.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including portable document format (PDF) or any electronic signature complying with the United States Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. If this Amendment is placed in escrow with any party or its respective counsel, no agreement shall be binding against any party hereto unless and until all documents have been released from escrow in writing by Bank or its counsel.

11.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

12.Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) Borrower’s payment to Bank of the Waiver Fee, and (iii) Bank’s receipt of a duly executed Warrant to Purchase Stock in a form and substance acceptable to Bank in all respects.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK    BORROWER

FIRST-CITIZENS BANK & TRUST
COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By:     Name: Frank O’Brien
Title: Managing Director

OWLET BABY CARE, INC.

By:     Name: Kathryn Scolnick
Title: Chief Financial Officer

OWLET, INC.

By:     Name: Kathryn Scolnick
Title: Chief Financial Officer

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Schedule I
EXHIBIT A
COMPLIANCE STATEMENT

TO:    SILICON VALLEY BRIDGE BANK, N.A.    Date:
FROM: OWLET BABY CARE INC. and OWLET, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending    with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, along with reconciliations, detailed debtor report, and general ledger	Monthly within 30 days	Yes No
Borrowing Base Statements	Monthly within 7 days	Yes No
Board approved projections	FYE within 60 days and as amended/updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity	$15,000,000.00	$	Yes No
Minimum Adjusted EBITDA	See Schedule 1	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.Liquidity (Section 5.10(a)) Required:    $15,000,000.00 Actual:
A.Unrestricted and unencumbered cash and Cash Equivalents    $

B.The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing    $     Base in each case not to exceed $10,000,000.00.
C.The outstanding principal balance of any Advances    $

D.Availability Amount (Line B minus Line C)    $

E.Liquidity (line A plus line D)    $

Is line C equal to or greater than $15,000,000.00?

     No, not in compliance          Yes, in compliance

II.Adjusted EBITDA (Section 5.10(b))

Required:

Quarter Ending        Minimum Adjusted EBITDA

March 31, 2023     [***]

June 30, 2023     [***]

September 30, 2023     [***]

December 31, 2023     [***]

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Actual:
A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$
	2. Depreciation expense	$
	3. Amortization expense	$
	4. Net Interest Expense	$
	5. Non-cash stock compensation expense	$
	6. Non-recurring transaction expenses associated with raising preferred equity in an aggregated amount not to exceed $1,000,000.00 at any given time	$
	7. The sum of lines 1 through 6	$
C.	Adjusted EBITDA (line A plus line B.7)

Is line C equal to or greater than the amount required for the corresponding measuring period set forth in the chart above?

     No, not in compliance          Yes, in compliance

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DocuSign Envelope ID: 3FA1B24C-5AB0-4B7A-8B33-9E5C5740D126

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 6.3 AND 6.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

This WARRANT TO PURCHASE STOCK (as amended and in effect from time to time, this “Warrant”) is issued as of the issue date set forth on Schedule I hereto (the “Issue Date”) by the company set forth on Schedule I hereto (the “Company”) to SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))
(“FCB”) in connection with that certain First Amendment, of even date herewith, among FCB, the Company and Owlet Baby Care, Inc., to that certain Third Amended and Restated Loan and Security Agreement dated November 23, 2022 among Silicon Valley Bank, the Company and Owlet Baby Care, Inc. (collectively, and as may be further amended and/or modified and in effect from time to time, the “Loan Agreement”). The parties agree as follows:

SCHEDULE I. WARRANT PROVISIONS.

Warrant Section	Warrant Provision
Recitals – “Issue Date”	March 27, 2023
Recitals – “Company”	Owlet, Inc., a Delaware corporation
1.1 – “Class”	Class A Common Stock, $0.0001 par value per share
1.1 – “Exercise Price”	$0.38 per Share
1.2 – “Shares”	150,000
6.1(a) – “Expiration Date”	March 27, 2035

SECTION 1.    RIGHT TO PURCHASE SHARES.
1.1Grant of Right. For good and valuable consideration, the Company hereby grants to SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) the right, and Holder is entitled, to purchase from the Company up to the number of fully paid and non-assessable shares (as determined pursuant to Section 1.2 below) of the class set forth on Schedule I hereto (the “Class”), at a purchase price per Share set forth on Schedule I hereto (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.2Number of Shares. This Warrant shall be exercisable for the number of shares of the Class set forth on Schedule I hereto (as may be adjusted from time to time in accordance with the provisions of this Warrant, the “Shares”).

SECTION 2.    EXERCISE.
2.1Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the expiration or earlier termination of this Warrant, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 2.2 below, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased. Notwithstanding any contrary provision herein, to the extent that the original of this Warrant is an electronic original, in no event shall an original ink-signed paper copy of this Warrant be required for any exercise of a Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to be physically surrendered at the time of any exercise hereof.

2.2Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner specified in Section 2.1 above, Holder may elect to surrender to the Company Shares having an aggregate value equal to the aggregate Exercise Price. If Holder makes such election, the Company shall issue to Holder such number of fully paid and non-assessable Shares determined by the following formula:

X = Y(A-B)/A

where:

X =    the number of Shares to be issued to Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Exercise Price);

A = the fair market value (as determined pursuant to Section 2.3 below) of one Share; and B = the Exercise Price.
2.3Fair Market Value. If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

2.4Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Sections 2.1 or 2.2 above, the Company shall deliver to Holder a certificate, which may be in electronic form (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered in payment of the aggregate Exercise Price).

2.5Replacement of Warrant.

(a)Paper Original Warrant. To the extent that the original of this Warrant is a paper original, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

(b)Electronic Original Warrant. To the extent that the original of this Warrant is an electronic original, if at any time this Warrant is rejected by any person (including, but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record or a printout hereof, or any signature hereto being in electronic form, the Company shall, promptly upon Holder’s request and without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

2.6Treatment of Warrant Upon Acquisition of Company.

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(a)Acquisition. “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; (iii) any merger, consolidation or other business combination of the Company into or with a special purpose acquisition company or wholly-owned subsidiary thereof; or (iv) any sale or other transfer by the stockholders of the Company of shares representing a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

(b)Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the holders of the outstanding shares of the Class (in their capacity as such) consists solely of cash, solely of Marketable Securities (as hereinafter defined) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 2.3 above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, and Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Acquisition on and in respect of all Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the aggregate Exercise Price therefor, as if such Shares had been issued and outstanding to Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Class. In the event of a Cash/Public Acquisition in which the fair market value of one Share as determined in accordance with Section 2.3 above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

(c)Treatment of Warrant in non-Cash/Public Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant.

(d)Marketable Securities. “Marketable Securities” means securities meeting all of the following requirements (determined as of immediately prior to the closing of the Acquisition): (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition. Notwithstanding the foregoing provisions of this Section 2.6(d), securities held in escrow or subject to holdback to cover indemnification-related claims shall be deemed to be Marketable Securities if they would otherwise be Marketable Securities but for the fact that they are held in escrow or subject to holdback to cover indemnification-related claims.

SECTION 3.    CERTAIN ADJUSTMENTS TO THE SHARES, CLASS AND EXERCISE PRICE.

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3.1Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class (including fractional shares) or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased, even if such number would include fractional shares, and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, even if such number would include fractional shares.

3.2Reclassification, Exchange, Combination or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, “Class” shall mean such securities and this Warrant will be exercisable for the number of such securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such event, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

3.3Adjustment to Exercise Price on Cash Dividend. In the event that the Company at any time or from time to time prior to the exercise in full of this Warrant pays any cash dividend on the outstanding shares of the Class or makes any cash distribution on or in respect of all outstanding shares of the Class (other than a distribution of cash proceeds received by the Company in connection with an Acquisition described in Section 2.6(a)(i) above), then on and as of the date of each such dividend payment and/or distribution, the Exercise Price shall be reduced by an amount equal to the amount paid or distributed upon or in respect of each outstanding share of the Class; provided that in no event shall the Exercise Price be reduced below the then-par value, if any, of a share of the Class.

3.4No Fractional Share. No fractional Share shall be issued upon exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash an amount equal to (a) such fractional interest, multiplied by (b)(i) the fair market value (as determined in accordance with Section 2.3 above) of a full Share, less (ii) the then-effective Exercise Price (the “Fractional Share Value”), unless Holder otherwise elects, in its sole discretion, to waive such payment. Notwithstanding any contrary provision herein, if this Warrant becomes exercisable for a fractional Share interest at any time or from time to time prior to the exercise in full of this Warrant, and the Company eliminates such fractional Share interest prior to any exercise of this Warrant, then the then-effective aggregate Exercise Price shall be reduced by an amount equal to the Fractional Share Value, unless Holder otherwise elects, in its sole discretion, to waive such reduction.

3.5Certificate as to Adjustments. Within a reasonable time following each adjustment of the Exercise Price, Class and/or number of Shares pursuant to the terms of this Warrant, the Company, at its expense, shall deliver a certificate of its Chief Financial Officer or other authorized officer to Holder setting forth the adjustments to the Exercise Price, Class and/or number of Shares and the facts upon which such adjustments are based. The Company shall, at any time and from time to time within a reasonable time following Holder’s written request and at the Company’s expense, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth the then-current Exercise Price, Class and number of Shares and the computations or other determinations thereof.

SECTION 4.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.
4.1Representations and Covenants. The Company represents and warrants to, and agrees with, Holder that all Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Company’s Certificate of Incorporation or Bylaws, each as amended and in effect from time to time (the “Charter Documents”) or applicable federal and state securities laws.

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The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

4.2Notice of Certain Events. If the Company proposes at any time to:

(a)declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, stock or other securities or property and whether or not a regular cash dividend;

(b)offer for subscription or sale pro rata to all holders of the outstanding shares of the Class any additional securities of the Company (other than pursuant to contractual pre-emptive or first refusal rights);

(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d)effect an Acquisition, or to liquidate, dissolve or wind up the Company;

then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of the outstanding shares of the Class; provided, however, that if the Company makes any public electronic filing with the Securities and Exchange Commission describing such event, such electronic filing shall fulfill any obligations under this Section 4.2.

4.3Certain Company Information. The Company will provide such information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 5.    REPRESENTATIONS AND COVENANTS OF HOLDER.
Holder represents and warrants to, and agrees with, the Company as follows:

5.1Investment Representations.

(a)Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise hereof are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

(b)Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c)Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities for an indefinite period of time, and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

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(e)The Act. Holder understands that this Warrant has not been registered under the Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that the Company is under no obligation to so register or qualify this Warrant. Holder understands that this Warrant and the Shares issued upon any exercise hereof are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

5.2No Stockholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.

5.3Confidential Information. Holder agrees to treat and hold all information provided by the Company pursuant to this Warrant in confidence in accordance with the provisions of Section 11.8 of the Loan Agreement (regardless of whether the Loan Agreement shall then be in effect).

SECTION 6.    MISCELLANEOUS.
6.1Term; Automatic Cashless Exercise Upon Expiration.

(a)Term. Subject to the provisions of Section 2.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the expiration date set forth on Schedule I hereto (the “Expiration Date”) and shall be void thereafter; provided that if shares of the Class are not then traded in a Trading Market and the Company does not deliver to Holder written confirmation of the fair market value of a Share pursuant to Section 6.1(b) below, then the Expiration Date shall automatically be extended until the earlier to occur of (i) such date as the Company delivers such written confirmation and (ii) one (1) year after the Expiration Date.

(b)Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 2.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time following Holder’s written request, deliver a certificate, which may be in electronic form (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise. If shares of the Class are not then traded in a Trading Market, the Company shall deliver to Holder, prior to the Expiration Date, written confirmation of the fair market value of a Share (as determined pursuant to Section 2.3 above) to be used in determining whether this Warrant shall automatically exercise on the Expiration Date pursuant to this Section 6.1(b).

6.2Legends. Each certificate or notice of book entry evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY DATED MARCH 27, 2023, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

6.3Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state

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securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.

6.4Transfer Procedure. Subject to the provisions of Section 6.3 and upon providing the Company with written notice (other than in connection with a sale of Shares issued on exercise hereof on a Trading Market pursuant to Rule 144 or an effective registration statement covering such sale (a “Public Sale”)), Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee; provided that in connection with any such transfer other than a Public Sale, Holder will give the Company notice of the portion of the Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee, and Holder will surrender this Warrant, or the certificates or other evidence of such Shares or other securities, to the Company for reissuance to the transferee(s) (and to Holder if applicable); and provided further, that any transferee other than the transferee in a Public Sale shall make substantially the representations set forth in Section 5.1 above and shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

6.5Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 6.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Silicon Valley Bank, a division of First-Citizens Bank & Trust Company Attn: Warrants
80 East Rio Salado Parkway, Suite 600 Tempe, AZ 85281
Telephone: (480) 557-4900 Email: SVBFGWarrants@svb.com

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Owlet, Inc.
Attn: Chief Financial Officer
3300 North Ashton Boulevard, Suite 300
Lehi, UT 84043
Telephone: (844) 334-5330 Email: [***]
With a copy (which shall not constitute notice) to: Owlet, Inc.
Attn: Chief Legal Officer
3300 North Ashton Boulevard, Suite 300
Lehi, UT 84043
Telephone: (844) 334-5330 Email: [***]

6.6Amendment and Waiver. Notwithstanding any contrary provision herein or in the Loan Agreement, this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the Company and Holder.

6.7Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one

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and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 6.4 or the enforcement of the terms hereof. To the extent that the original of this Warrant is an electronic original, this Warrant, and any copies hereof, shall NOT be deemed to be a “certificated security” within the meaning of Section 8102(a)(4) of the California Commercial Code. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

6.8Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

6.9Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which banks in California are closed.

SECTION 7.    GOVERNING LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE.
7.1Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

7.2Jurisdiction and Venue. The Company and Holder each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Warrant shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favor of Holder. The Company expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Company in accordance with Section 6.5 of this Warrant and that service so made shall be deemed completed upon the earlier to occur of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

7.3Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES’ AGREEMENT TO THIS WARRANT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

7.4Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the waiver of the right to a trial by jury in Section 7.3 above is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and

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permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this Section 7.4 shall limit the right of any party at any time to exercise self-help remedies or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this Section 7.4.

7.5Survival. This Section 7 shall survive the termination of this Warrant.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant To Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

OWLET, INC.

By:

Name: Kathryn Scolnick Title: Chief Financial Officer

HOLDER:

FIRST-CITIZENS BANK & TRUST COMPANY

By:

Name: Frank O’Brien Title: Managing Director

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APPENDIX 1

Form of Notice of Exercise of Warrant

1.    The undersigned Holder hereby exercises its right to purchase    shares of the [Common] / [Series
    Preferred] [circle one] Stock of    (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Exercise Price for such shares as follows:

[	]	Check in the amount of $ payable to order of the Company enclosed herewith
[	]	Wire transfer of immediately available funds to the Company’s account
[	]	Cashless exercise pursuant to Section 2.2 of the Warrant, resulting in the issuance of shares of the [Common] / [Series Preferred] [circle one] Stock of the Company
[	]	Other [Describe]
2.		Please issue a certificate or certificates (or evidence of book entry) representing the Shares in the name specified below:

Holder’s Name

(Address)

3.    By its execution below and for the benefit of the Company, Holder hereby makes each of the representations and warranties set forth in Section 5.1 of the Warrant To Purchase Stock as of the date hereof.

HOLDER:

By:         Name:         Title:

(Date):

ny-2520803

Appendix 1

Appendix 1